                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|X|      Soliciting Material Pursuant to Rule 14a-12

                           VESTCOM INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

                -------------------------------------------------------------

         (2)    Aggregate number of securities to which transaction applies:

                -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                -------------------------------------------------------------

         (4)    Proposed maximum aggregate value of transaction:

                -------------------------------------------------------------

         (5)    Total fee paid:

                -------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:

                ------------------------------------------------------------

         (2)    Form, Schedule or Registration Statement No.:

                ------------------------------------------------------------

         (3)    Filing Party:

                ------------------------------------------------------------

         (4)    Date Filed:

                ------------------------------------------------------------

Five Henderson Drive, West Caldwell, NJ  07006                  [vestcom logo]
(973) 882-7000                 www.vestcom.com
NASDAQ:VESC


NEWS RELEASE
------------



FOR MORE INFORMATION, CONTACT
Vestcom International, Inc.              Robert L. Rinderman, Joseph N. Jaffoni
Michael D. Helfand, Executive            Jaffoni & Collins Incorporated
VP/Chief Financial Officer               212.835.8500
973.882.8440 (Ext. 3780)                 vesc@jcir.com
mhelfand@vestcom.com                     -------------
--------------------


                           VESTCOM INTERNATIONAL, INC.
                 SIGNS MERGER AGREEMENT FOR $6.25 CASH PER SHARE


West Caldwell, New Jersey, June 12, 2002 - Vestcom International, Inc. (Nasdaq:
VESC), announced today that it has entered into a definitive agreement to be acquired by a newly formed corporation organized by Cornerstone Equity Investors IV, L.P.

The agreement provides that the acquirer will pay $6.25 in cash for each outstanding share of the Company's Common Stock, a 50.6% increase over the closing price on June 11, 2002 of $4.15, and a 196.3% increase over the closing price on March 4, 2002, the date Vestcom announced that its Board had authorized the engagement of a financial advisor. The aggregate value of the transaction, including the amount of debt to be repaid, is approximately $75 million. The acquisition group has secured financing commitments, subject to customary conditions, to provide the aggregate funds necessary to effect the transaction. Certain management shareholders have agreed to reinvest in the transaction and to vote in favor of the transaction.

The transaction, which is structured as a cash merger, was approved by the Company's Board of Directors, acting upon the unanimous recommendation of a Special Committee of the Board comprised of five independent directors.

CIBC World Markets acted as exclusive financial advisor to the Special Committee of the Board of Directors of the Company in connection with the merger.

Brendan Keating, President and Chief Executive Officer of Vestcom, said, "We are delighted to announce the proposed merger. We believe that the $6.25 cash offer provides an extremely attractive price for our shareholders. We are also pleased that Cornerstone shares our commitment to provide quality services to our customers and to continue our plans of improving our operating efficiencies."

The transaction must be approved by the Company's shareholders. Completion of the merger is also subject to regulatory approvals and other customary closing conditions. It is expected that the shareholders will be asked to vote on the merger at a meeting to be held in the third quarter of 2002.

                                     -more-



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Vestcom Enters Into Merger Agreement, 6/12/02                           page 2



The Company also announced that it is postponing its annual shareholders meeting, which was scheduled for June 21, 2002, and will schedule another meeting at which the merger will be considered by the shareholders.

Vestcom International, Inc. is a leading provider of business communications solutions, customer relationship management and retail marketing services, using technology and innovation to supply enhanced value to all phases of communications between businesses and their customers. Vestcom employs approximately 1,000 individuals and serves customers throughout the US and Canada. More information about Vestcom and its services can be found on the World Wide Web at www.vestcom.com.

Cornerstone Equity Investors, LLC, the general partner of Cornerstone Equity Investors IV, L.P., is a New York based private equity firm with more than $1.2 billion in aggregate committed capital. The firm specializes in sponsoring buyouts of growth companies in the business services, technology, healthcare and consumer products industries. Cornerstone information is available via its home page at www.cornerstone-equity.com.

This press release contains certain forward-looking statements regarding Vestcom within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, that are based on the beliefs of Vestcom's management as well as assumptions made by and information currently available to Vestcom's management. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Certain factors that could cause actual results to differ materially from Vestcom's expectations include, but are not limited to, the ability of the Company to execute and manage its growth strategy, the results of the Company's consolidated facilities, the ability to positively modify its revenue mix, acceptance of Vestcom's products and services, including electronic and Internet services, in the marketplace, the ability of the Company to achieve and maintain brand awareness, the ability to attract and retain key customers and other factors which are described from time to time in Vestcom's public filings with the Securities and Exchange Commission, news releases and other communications. Also, when Vestcom uses the words "believes," "expects," "anticipates," "estimates," "plans," "intends," "objectives," "goals," "aims," "projects," or similar words or expressions, Vestcom is making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Vestcom does not undertake any obligations to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Vestcom International, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to its proposed business combination with a newly-formed corporation organized by Cornerstone Equity Investors IV, L.P. Investors and shareholders are urged to read the proxy statement when it becomes available, because it will contain important information about Vestcom, the proposed business combination and related matters. When the proxy statement is completed, Vestcom plans to send it to its shareholders to seek their approval of the proposed business combination. A copy of the proxy statement (when it is filed) and other documents filed by Vestcom with the SEC are available at the SEC's web site at

                                     -more-


                                      -2-
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Vestcom Enters Into Merger Agreement, 6/12/02                           page 3



http://www.sec.gov. Vestcom's shareholders may also obtain the proxy statement and other documents without charge by directing a request to Vestcom International, Inc., Attention: Michael D. Helfand, 5 Henderson Drive, West Caldwell, New Jersey 07006, Telephone: (973) 882-7000.

Vestcom, Cornerstone, the two entities formed by Cornerstone to effectuate the business combination (Vector Investment Holdings, Inc. and its wholly-owned subsidiary, Vector Merger Corp.) and their respective directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies from Vestcom's shareholders to approve the proposed business combination. These individuals may have interests in the proposed business combination, some of which may differ from or may be in addition to those of Vestcom's shareholders generally. Certain officers of Vestcom will be entitled to receive employment agreements and other equity compensation in connection with the proposed business combination, which will be more fully described in the proxy statement Vestcom plans to file with the SEC. Certain information concerning the participants in the solicitation, such as their relevant affiliations and shareholdings of Vestcom's Common Stock, are contained in Vestcom's definitive proxy statement filed with the SEC on May 20, 2002. This proxy statement is available from the SEC's web site or from the Company, as described above. Additional information about the participants in the solicitation will be contained in Vestcom's proxy statement with respect to the proposed business combination, when it is filed with the SEC.

Note: News releases and other information about Vestcom can be accessed at www.vestcom.com.


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